THIRD AMENDMENT
TO THE
DISCOVER FINANCIAL SERVICES
CHANGE IN CONTROL SEVERANCE POLICY
(Effective September 21, 2007, as amended
June 23, 2008 and March 1, 2011)

WHEREAS, Discover Financial Services (the "Company") maintains the Discover Financial Services Change in Control Severance Policy, as amended (the "Policy"); and

WHEREAS, the Company previously has amended the Policy and now considers it desirable to further amend the Policy;

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 16 of the Policy, the Policy, as previously amended, be and is hereby further amended, effective as of August 1, 2011 by substituting the following for the definition of Eligible Executive in Section 3 of the Policy:

“Eligible Executive means an Executive Committee Member, a Vice President or any individual who was first hired or promoted to the title of Director prior to August 1, 2011 with respect to (a) Discover or (b) U.K. Business, and who continues to hold such title on the earlier of his or her Termination Date and the date of a Change in Control or at any time during the six (6) months immediately preceding the occurrence of a Change in Control. Any individual who is first hired or promoted to the title of Director on or after August 1, 2011 shall not be an Eligible Executive.”